UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GANNETT CO., INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following is a transcript for a portion of an employee meeting held on March 27, 2019. The audio recording was made accessible to Gannett Co., Inc.'s employees for replay beginning on March 29, 2019.

Transcript of Excerpts from Gannett Town Hall Meeting, March 27, 2019

Maribel Wadsworth: We are moving on now to a very important topic. I am having Liz Allen join me here. Liz, as you would have seen from a note last week, is our newly minted General Counsel and I could not be happier about that. Liz is one of a fabulous, fabulous legal team here at Gannett. But, we really appreciate all that Liz does.

I asked Liz to join me to talk about what is a very important subject and one that I know is very much on everybody’s mind. You would have seen Bob’s note yesterday where he shared all the information about our upcoming proxy vote, and I can’t stress enough, several of you have asked me over the last many months, “what can I do as we navigate this, this, this bid by MNG”, and my answer to you has consistently been the best thing you can do is to do your jobs to help us ensure that we are meeting our goals, that we are doing right by our customers. That is the number one thing you can do, but now I am here to tell you that there is another thing you can do and that is to take an active part in our proxy vote. So Liz, I will hand it over to you to say more about that.

Elizabeth Allen: Thank you Maribel, thank you for including me today.

Hello everyone, as Maribel said, my name is Liz Allen and I am the General Counsel and Corporate Secretary for the company. I’m delighted to be here with you today to discuss some very important issues concerning the shareholders meeting, and I’m sure you’ve all heard, and as Maribel just mentioned, a lot of conversation about the contested proxy. I thought it might be a good idea for us to just take a step back I’ll explain a little bit about that and how you can help.

For companies like ours, one of the most important duties of shareholders is to vote for directors, who are the guardians of shareholders’ interests and who provide oversight of management. Our director elections are at the annual meeting, and the information about our director nominees and the description of their qualifications are included in our proxy statement.

Yesterday, as Maribel mentioned, we filed our proxy statement with the SEC and started mailing that document to our shareholders, including many of you who are participating today. This year, unlike any previous year, there are two sets of nominees, also referred to as a “slate” of nominees, that are being presented to shareholders for consideration.

Gannett has proposed one slate of directors, who are listed on our white proxy or voting card, which we are providing to you along with the Gannett proxy statement. The difference this year is that MNG is attempting to take control of Gannett through a two-pronged approach.  First, MNG demanded that Gannett sell itself to MNG. Then, when our board unanimously rejected MNG’s proposal, it put forth six director nominees, all of whom are affiliated with MNG and/or its majority shareholder, Alden Global Capital, to stand for election at our 2019 Annual Meeting.

MNG’s efforts to take over our company are described in our proxy statement. Also described in the statement, are the reasons why we believe MNG’s slate should not receive any votes. For example, you are all familiar with our Ethics Policy and how it requires that employees, officers and directors of the company avoid conflicts of interest. In this case, as described in our proxy statement, we believe that each of MNG’s nominees have conflicts of interest that disqualify them as viable candidates for our board.

In addition, MNG is attempting to take control of our board to potentially advocate for its proposal, which our board determined undervalues Gannett and is not credible, or they are doing it to pursue a strategy that has not yet been articulated, but based on its own track record we’re very concerned would not be in the best interests of Gannett or its shareholders.

So, one of the most important ways that you can support our company is to vote on the white proxy card and vote “for all” for all of our Gannett director nominees. Given the large number of shares held by individuals, including employees, every vote counts.

Voting is easy, just follow the simple instructions on the white proxy card or Gannett voting instruction forms that you receive. Once you receive your proxy materials in the mail from Gannett, it will include a control number. You may use that control number to vote on the white proxy card by phone or on the internet. Alternatively, you can mail in your white proxy card in the pre-paid return envelope that will be provided, or you can vote your non-401K shares at the annual meeting on May 16th.

Now, I want to highlight some of the mechanics of voting:

Some of you may hold shares in more than one account, in which case you will receive separate white proxy cards or voting instruction forms for each such account. It is very important that you submit a vote for each account in which you hold shares.

When you receive a blue proxy card from MNG, you can discard it because it does not permit you to vote for Gannett’s slate. We encourage you all to vote your white proxy card for Gannett’s slate as soon as you can, and to discard the blue card from MNG.

I want to emphasize that your support will be crucial. For the Gannett board to ensure that the company’s independent directors are elected, Gannett is required to earn a majority of the votes that are cast. In other words, more shares need to be voted for Gannett’s nominees than shares are voted for MNG’s nominees.

Even after you have already voted, you can change your vote anytime. In this process only the last vote that you cast counts. It’s important to note that if a shareholder does not vote or does not instruct his or her broker on how they want to vote, those shares will not be counted. If you choose NOT to vote your shares, regardless of how they are held, your shares will not get voted at all and will impact the results of the proxy contest.

Let me close by saying:

We are all proud of the work that you do each and every day in support of the company and in growing the company, and we thank you for it. We are looking forward to building on the progress that we have achieved together and urge you to continue your support of Gannett by getting out to vote. Thank you.

Maribel Wadsworth: Thank you so much for that, Liz. I thought we might take a question or two, if we have any that’s come in, related to this topic. I know that you have another meeting to get here soon, so if we have any questions either in the room or from any of the folks out in the field we are happy to take those. I really appreciate you taking the time to do this, this is an incredibly important matter. I hear from employees all the time about various concerns that they have about all that is going on and I want to, for my part, assure everybody that our board, our management team, all of our advisors are being incredibly diligent in ensuring that we are doing the right things by our shareholders, our customers, our employees and the communities we serve.

And so, this is something where you do not need to standby. You absolutely can play an incredibly important role in ensuring the best possible outcome for all of those stakeholders. So, I thank you in advance for being very engaged in the process and for taking very seriously your responsibility in voting your shares. So, thank you for that, and Liz thank you. Did we have any questions that came in? We have a question.

Mackenzie Warren: I will be in the chair in a minute but this is coming in live and it’s in response to this change of ownership conversation that we are having. So, the questioner asks:

Question: If the company is confident we will be able to fend off this unwanted bid from MNG, or is the fact that we’re having this full throated campaign about ‘voting your shares’ a sign that we’re lacking confidence in some way?

Elizabeth Allen: Thank you for the question. It is a very good question. We are confident in our ability to make it clear that the nominees from MNG are not qualified to be on our board. MNG has started a process. That process has a series of steps, and we do have to go through those steps and we can’t really circumvent them. So, that’s what we are doing now, and we will be back throughout this process leading up to the shareholder meeting to share information as we go.

Maribel Wadsworth: That’s right. And I would add that in addition to having conversations with all of our employees, of course, we are also very much engaged with our shareholders, our major shareholders, making sure that they understand also the conflicts of interest that exist with this slate of nominees from MNG.

Mackenzie Warren: A follow up question, and it is more about the mechanics of voting. As both of you mentioned, our employees hold an enormous amount of sway in this decision because many of us are shareholders, most of us are shareholders, and the question that this person is asking is:

Question: For those of us who hold all of our Gannett shares within the 401K, will you get a proxy through the 401K holdings?

Elizabeth Allen: Again, a very, very important question because so many employees do hold shares through the 401K plan. And yes, you will be receiving information on how to vote your shares in the 401K plan. It will be, I referenced a proxy card and I referenced an instruction form, you will be receiving an instruction form with control number and you can give instructions on how you would like to vote those shares.

Mackenzie Warren: Let’s just keep going because another question has come up on this topic. As you can imagine, it’s of tremendous interest to our fellow employees.  Maria Deveran from the Tennessean asks:

Question: What is the company doing beyond the white proxy card so that we can tell outside shareholders, not just our employees, about our great products and the vision that we have and building confidence in our leaders to deliver so that people who own stock outside of our company will vote the way that we’re wanting them to?

Elizabeth Allen: Another very good question because obviously there is a broader base of individuals that we want to get to, including our shareholders, and so we are providing information to them. As you know, we have a very robust shareholder outreach program that is in process, you know, proxy contest or not. And so, we are just amping up that process to go out and speak with them and tell them about our strategy, our vision for the future and, most importantly, the incredible progress that we’ve made on the transformation plan to date. And, I think a lot of that was pointed out already in the great work that’s being done already by Maribel at the beginning of this discussion.

Maribel Wadsworth: Great, thank you so much for your time. Liz, really appreciate you being here.